Banc of America Leasing & Capital, LLC

2059 Northlake Pkwy, 3rd Floor

Tucker, GA 30084

Tel: 770-270-8400

October 31, 2012

Andrzej Matyczynski, CFO

Reading International, Inc.

6100 Center Drive, Suite 900

Los Angeles, CA 90045

Re: Master Lease Agreement No. 24874-90000 dated as of October 26, 2012 between Banc of America Leasing & Capital, LLC as "I.essor" and Consolidated Cinema Services. LLC as "Lessee" (the "Master Lease")

Dear Andrzej:

We refer to the captioned Master Lease executed by the parties as of October 26, 2012.

In consideration of the mutual agreement of the parties and other good and valuable consideration, the receipt of which is hereby acknowledged, BALC and CCS hereby agree to amend the last sentence of Section 10(a) by striking it in its entirety and substituting the following:

Notwithstanding the foregoing (1) Lessee shall have the right to license the Equipment to its Affiliates, and shall have the right to allow licensees to use the Equipment on third-party premises, provided that such license agreements are in form and substance reasonably acceptable to Lessor, and Lessee obtains from the owners and landlords or such premises a consent to installation and waiver in form and substance reasonably acceptable to Lessor and (2) the Lessee's obligation to Lessor to deliver a consent to installation and waiver or otherwise to ensure access to and removal of Equipment shall be limited to Lessee using good faith, commercially reasonable efforts to obtain by December 31, 2012 consents to installation and waiver, or other landlord consents and waivers, for locations where Equipment will be located on premises leased by Lessee or its Affiliates in form and substance reasonably satisfactory to Lessor (and it shall not be a condition precedent to any funding, license or installation that any such consent and\or waiver be obtained).

Except as amended hereby, the Master Lease shall remain in full force and effect and is in all respects hereby ratified and affirmed. Capitalized terms not otherwise defined herein shall have the meanings ascribed them in the Master Lease.

Sincerely,

/s/ Gail C. Beall

Gail C. Beall

Vice President

cc: William Sellier, SVP

Consolidated Cinema Services, LLC hereby agrees to the amendment to the Master Lease set forth herein:

CONSOLIDATED CINEMA SERVICES LLC

By: /S/ Andrzej Matyczynski

Printed Name: Andrzej Matyczynski

Title: Chief Financial Officer

Date: October 31, 2012